Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Jaguar Acquisition Corporation (the “Company”) on Form 10-KSB for the period ending March 31, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, James S. Cassano, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jim Cassano	Dated: June 27, 2007
Jim Cassano Chief Financial Officer (Principal Financial Officer)